CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-47535) of Saks Incorporated of our report dated December 13, 1999 relating to the financial statements of Carson Pirie Scott & Co. Savings Plan, which appears in this Form 11-K.


PricewaterhouseCoopers LLP

Birmingham, Alabama
December 20, 1999